Exhibit 2


                             SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT, dated as of July 21, 1999 (this "Agreement"), by and among XOMA LTD., a Bermuda company (the "Company"), with an office located at 2910 Seventh Street, Berkeley, California 94710, and the buyers listed on Schedule A hereto (each a "Buyer" and collectively the "Buyers").

                              W I T N E S S E T H:


     WHEREAS, upon the terms and subject to the conditions of this Agreement, the Buyers wish to purchase Common Shares (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in Section 1) and the Company wishes to sell Common Shares to the Buyers as provided in this Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS.

     (a) As used in this Agreement, the terms "Agreement," "Buyers" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement; provided, however, that, when referring to a time or period before January 1, 1999, or when the context so requires, the term "Company" shall refer to Xoma Corporation, a Delaware corporation and the predecessor of XOMA Ltd.

     (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

     (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Action" means an action, suit, proceeding, inquiry or investigation before or by any court, public board or body, arbitrator or governmental agency.

     "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Closing Date" means the date and time of the issuance and sale of the Shares.

     "Common Shares" means the Common Shares, U.S. $.0005 par value, together with the related Preference Share Purchase Rights.

     "Permitted Transferee" means any Person (1) who is an "accredited investor" as defined in Regulation D under the Securities Act ("Regulation D") and who is designated a non-resident of Bermuda for Bermuda Exchange Control purposes, (2) who is to be assigned rights under this Agreement and the Registration Rights Agreement and (3) who is either (A) an Affiliate of the beneficial owner of the Shares to be transferred or (B) a Person as to whom the Company shall have consented to such transfer and assignment, such consent not to be unreasonably withheld (it being understood that a proposed assignment by a Buyer to a competitor or potential competitor of the Company or a Person which the Company determines in good faith is accumulating or is likely to accumulate ownership of Common Shares for hostile or unfriendly purposes may constitute a basis for withholding such consent).

     "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association or joint stock company.

     "Preference Share Purchase Rights" means the Preference Share Purchase Rights issued or issuable pursuant to the Amended and Restated Shareholder Rights Agreement, dated as of October 27, 1993 and amended and restated as of December 31, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     "Purchase Price" means $5.75 per share.

     "Registration Rights Agreement" means the Registration Rights Agreement to be entered into between the Company and the Buyers in the form attached hereto as Annex I.

     "SEC Reports" means (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 10-K"), (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, (3) the Company's definitive proxy statement for its special meeting of stockholders dated November 30, 1998, (4) the

Company's Current Reports on Form 8-K dated January 6, 1999, January 29, 1999 (as amended by Amendment No. 1 thereto on Form 8-K/A), and July 1, 1999 and (5) the Company's definitive proxy statement for its 1999 Annual Meeting of Shareholders, in each case as filed with the Securities and Exchange Commission ("SEC").

     "Shares" means 3,024,086 Common Shares.

     "Trading Day" means a day on whichever of (w) the national securities exchange, (x) the Nasdaq National Market, (y) the Nasdaq SmallCap Market or (z) such other securities market, which at the time constitutes the principal securities market for the Common Shares, is open for general trading of securities; provided, however, that if there shall be no principal securities market for the Common Shares, "Trading Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

     2. AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

     (a) Subscription. In consideration of the representations, warranties, covenants and agreements contained in this Agreement, each of the Buyers hereby agrees to purchase from the Company the number of Shares set forth opposite such Buyer's name on Schedule A hereto, and the Company hereby agrees to issue and sell to each of the Buyers the number of Shares set forth opposite such Buyer's name on Schedule A hereto at the Purchase Price per share, upon the terms and conditions of this Agreement.

     (b) Form of Payment. On the Closing Date, each of the Buyers shall pay an amount equal to the Purchase Price multiplied by the number of Shares set forth opposite such Buyer's name on Schedule A hereto by delivering immediately available funds in United States Dollars to the Company in exchange for delivery by the Company of a certificate for the number of Shares set forth opposite such Buyer's name on Schedule A hereto, issued in the name of such Buyer.

     (c) Method of Payment. Payment for the Shares shall be made by wire transfer of funds to:

                  Wells Fargo Bank, NA
                  ABA #:   121000248
                  WFB Acct#:  4296-914674

                  Payable To:  XOMA Ltd.

     3. BUYERS' REPRESENTATIONS, WARRANTIES, ETC.

     Each of the Buyers represents, warrants and covenants to the Company, severally and not jointly, as follows:

     (a) Purchase for Investment. Such Buyer is purchasing the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof;

     (b) Accredited Investor. Such Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933 (the "1933 Act") by reason of Rule 501(a);

     (c) Reoffers and Resales. All subsequent offers and sales of the Shares by such Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration;

     (d) Company Reliance. Such Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and each Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Shares;

     (e) Information Provided. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by such Buyer; such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, such Buyer has had the opportunity to obtain and to review the SEC Reports; and such Buyer understands that its investment in the Shares involves a high degree of risk;

     (f) Absence of Approvals. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares;

     (g) Subscription Agreement. Such Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed or to be executed by such Buyer in connec-tion herewith and to consummate the transactions contemplated hereby and thereby; this Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally;

     (h) Approvals. If such Buyer's principal executive offices are located outside the United States, the purchase of the Shares by such Buyer pursuant to this Agreement does not require any governmental or regulatory approval, consent or filing on the part of such Buyer or, to the knowledge of such Buyer, on the part of the Company, under the securities or similar laws of the jurisdiction in which such Buyer's principal executive offices are located; and

     (i) Absence of Brokers, Finders, Etc. No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement other than Sutro & Co. Incorporated and Arnhold and S. Bleichroeder, Inc. (together the "Placement Agents"), and any such Buyer who enters into such arrangement with such Person shall pay, and indemnify and hold harmless the Company from, any claim made against the Company by any other Persons not referred to in such disclosure for any such commission, fee or other compensation which is ultimately determined by a final nonappealable decision of a court of competent jurisdiction to be the obligation of such Buyer and not of the Company.

     4. COMPANY REPRESENTATIONS, WARRANTIES, ETC.

     The Company represents, warrants and covenants to each Buyer that:

     (a) Organization and Authority. The Company is a company duly organized and validly existing under the laws of Bermuda, and has all requisite power and authority to (i) own, lease and operate its properties and to carry on its business as described in the SEC Reports, and (ii) to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement and the other agreements to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company. The Company has no subsidiaries or equity investment in any Person other than XOMA Limited, a United Kingdom company, XOMA (US) LLC, a Delaware limited liability company, XOMA (Bermuda) Ltd., a Bermuda company, XOMA Technology Ltd., a Bermuda company and XOMA Ireland Limited, an Irish company, all of which are wholly-owned by the Company.

     (b) Capitalization. The authorized capital stock of the Company consists of
(a) 70,000,000 Common Shares of which 51,746,426 Common Shares were outstanding on July 19, 1999, all of which are fully paid and nonassessable; and (b) 1,000,000 preference shares, U.S. $.05 par value, of which as of July 19, 1999
(i) 650,000 shares are designated Series A Preference Shares, none of which are outstanding, and (ii) 7,500 shares are designated Series B Preference Shares, none of which are outstanding. On the Closing Date (x) there will be no material increase from July 19, 1999 in the number of Common Shares outstanding and (y) no issuances of preference shares will have occurred since July 19, 1999. As of July 20, 1999, the Company had outstanding options, warrants and similar rights entitling the holders to purchase 5,987,965 Common Shares. On the Closing Date, the Company will issue warrants to issue 150,000 Common Shares to the Placement Agents. Other than as set forth in the preceding two sentences, the Company does not have outstanding any securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire Common Shares, except as disclosed in the SEC Reports. The Company has duly reserved from its authorized and unissued Common Shares the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire Common Shares which are outstanding and (b) all Common Shares and options and other rights to acquire Common Shares which may be issued or granted under the stock option and similar plans which have been adopted by the Company. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

     (c) Concerning the Shares and the Common Shares. The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable. There are no preemptive or similar rights of any shareholder of the Company or any other Person to acquire any of the Shares. The Company has duly reserved a sufficient number of Common Shares for issuance of the Shares, and such shares shall remain so reserved. The Common Shares are listed for trading on the Nasdaq National Market.

     (d) Subscription Agreement; Registration Rights Agreement. This Agreement, the Registration Rights Agreement and the other agreements and instruments contemplated hereby and thereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by the Buyers, this Agreement is, and the Registration Rights Agreement and such other agreements, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that rights to indemnity and contribution may be limited by public policy.

     (e) Non-contravention. The execution and delivery by the Company of this Agreement and the other documents contemplated by this Agreement and the consummation by the Company of the issuance of the Shares as contemplated by this Agreement, and the other transactions contemplated by this Agreement and the Registration Rights Agreement do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the Memorandum of Continuance or Bye-Laws of the Company, (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or affected, or (iii) (assuming the representations and warranties of the Buyers in Section 3 hereof and the Placement Agents in their representation letters dated the date hereof are true and accurate) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, federal, state or other regulatory body, administrative agency or other governmental body of the United States or Bermuda having jurisdiction over the Company or any of its properties or assets, which conflict, breach, violation or default could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, the Registration Rights Agreement or the issuance of the Shares or the transactions contemplated by this Agreement.

     (f) Approvals. Assuming the representations and warranties of the Buyers in
Section 3 hereof and of the Placement Agents in their representation letters dated the date hereof are true and accurate, no authorization, approval or consent of, or filing with, any court, governmental body or regulatory agency is required to be obtained or made by the Company for (1) the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and the other agreements and instruments contemplated hereby and thereby and (2) the issuance and sale of the Shares as contemplated by this Agreement, other than (w) the listing of the Shares on the Nasdaq National Market, (x) registration of the resale of the Shares under the 1933 Act as contemplated by the Registration Rights Agreement, (y) as may be required under applicable state securities or "blue sky" laws and (z) filing of one or more Forms D with respect to the Shares as required under Regulation D.

     (g) Information Provided. The written information provided by or on behalf of the Company to the Buyers in connection with the transactions contemplated by this Agreement, including, without limitation, the written information referred to in Section 3(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that, for purposes of this Section 4(g), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(g) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states. The Company has not filed any reports with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") since December 31, 1998 other than the SEC Reports.

     (h) Absence of Certain Changes. Except as disclosed in the SEC Reports, since December 31, 1998, there has been no material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, to the knowledge of the Company, the Company has no material liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise. Subsequent to December 31, 1998, to the knowledge of the Company, the Company has not incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company, other than those incurred in the ordinary course of its business or disclosed in the SEC Reports.

     (i) Absence of Certain Proceedings. Except as described in the SEC Reports and except for applications and proceedings relating to regulatory approval of new drugs or the granting of patents, there is no Action pending or, to the knowledge of the Company, threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, condition (financial or other) or results of operations of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

     (j) SEC Filings. The Company has timely filed all required forms, reports and other documents required to be filed with the SEC under the 1934 Act since January 1, 1998. All of such forms, reports and other documents complied as to form, when filed, in all material respects, with all applicable requirements of the 1934 Act.

     (k) Absence of Brokers, Finders, Etc. No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement other than the Placement Agents, and the Company shall pay, and indemnify and hold harmless the Buyers from, any claim made against the Buyers by the entity or entities referred to in such disclosure and any other Person for any such commission, fee or other compensation.

     (l) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to its knowledge, any other Person acting on behalf of the Company, in respect of or in connection with the offer and sale of the Shares. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Shares, and neither the Company nor any person authorized to act on its behalf will sell or offer for sale any Common Shares or solicit any offers to buy any Common Shares, so as thereby to cause the issuance or sale of any of the Shares to be in violation of Section 5 of the 1933 Act.

     5. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     (a) Transfer Restrictions. The Company and the Buyers acknowledge and agree that (1) except as provided in the Registration Rights Agreement with respect to the resale of the Shares, the Shares have not been and are not being registered for resale under the 1933 Act, and the Shares may not be transferred unless (A) subsequently registered for resale thereunder or (B) (i) transferred to a Permitted Transferee and (ii) the Buyer desiring such transfer shall have delivered to the Company an opinion, reasonably satisfactory in form, scope and substance to the Company, of counsel reasonably satisfactory to the Company (which shall include, but not be limited to, counsel who represented the Buyers or the Placement Agents in connection with the negotiation and execution of this Agreement) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any resale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any such resale of Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Shares (other than registration of the resale of the Shares pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 5(d) hereof and pursuant to the Registration Rights Agreement).

     (b) Restrictive Legend.

     (1) The Buyers acknowledge and agree that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

     (2) Once the Registration Statement required to be filed by the Company pursuant to Section 2 of the Registration Rights Agreement has been declared effective, thereafter (i) upon request of a Buyer the Company will promptly (but in no event later than three Trading Days after receipt of such Buyer's legended certificates by the Company) substitute certificates without restrictive legend for certificates for any Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such restrictive legend and remove any stop-transfer restriction relating thereto and (ii) the Company shall not place any restrictive legend on certificates for any Shares issued or impose any stop-transfer restriction thereon.

     (c) Form D. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. Each Buyer agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to such Buyer reasonably required for such filing.

     (d) Authorization for Trading. Within five days after the Closing Date, the Company shall file a notification for listing of additional shares with the Nasdaq National Market relating to the Shares and shall provide evidence of such filing to the Buyer.

     (e) Use of Proceeds. The proceeds of sale of the Shares will be used for general working capital purposes and in the operation of the Company's business.

     (f) Blue Sky Laws. On or before the Closing Date, the Company shall take such action as and to the extent it shall be necessary or required to qualify, or to obtain an exemption for, the Shares for sale to each Buyer pursuant to this Agreement under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Shares pursuant to this Agreement. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or prior to the Closing Date.

     (g) Expenses. Each of the parties hereto shall pay all of their own costs and expenses, including any and all legal and accounting fees, incident to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby whether or not such transactions shall be consummated.

     6. CLOSING DATE

     Subject to the satisfaction or waiver of the conditions set forth in Sections 7 and 8, the Closing Date shall be 12:00 noon, New York City time, on July 21, 1999, or such other mutually agreed day and time. The closing of the sale of the Shares shall occur on the Closing Date at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005.

     7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE

     Each Buyer understands that the Company's obligation to sell the Shares to the each Buyer pursuant to this Agreement on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

     (a) The receipt and acceptance by the Company of this Agreement and the Registration Rights Agreement in the form attached hereto as Annex I as evidenced by execution of this Agreement and the Registration Rights Agreement by the Company and delivery of executed counterparts of this Agreement and the Registration Rights Agreement to each Buyer or its legal counsel;

     (b) The accuracy on the Closing Date of the representations and warranties of each Buyer contained in this Agreement as if made on the Closing Date and the per-formance by each Buyer on or before the Closing Date of all covenants and agreements of each Buyer required to be performed on or before the Closing Date; and

     (c) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

     8. CONDITIONS TO THE BUYERS' OBLIGATIONS TO PURCHASE

     The Company understands that each Buyer's obligation to purchase the Shares from the Company pursuant to this Agreement on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by such Buyer in its sole discretion):

     (a) The receipt and acceptance by each of the Buyers of this Agreement and the Registration Rights Agreement in the form attached hereto as Annex I as evidenced by execution of this Agreement and the Registration Rights Agreement by the Buyers and delivery of executed counterparts of this Agreement and the Registration Rights Agreement to the Company or its legal counsel;

     (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and receipt by such Buyer of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters;

     (c) The receipt by such Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Memorandum of Continuance and Bye-Laws of the Company as in effect on the Closing Date, and (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby;

     (d) Receipt by such Buyer on the Closing Date of (i) an opinion of Cahill Gordon & Reindel, counsel for the Company, dated the Closing Date, to the effect set forth in Annex II attached hereto, (ii) an opinion of Christopher J. Margolin, Esq., the General Counsel of the Company, dated the Closing Date, to the effect set forth in Annex III attached hereto, (iii) an opinion of Conyers Dill & Pearman, Bermuda counsel to the Company, dated the Closing Date, to the effect set forth in Annex IV attached hereto and (iv) an opinion of Bryan Cave LLP, Arizona counsel to the Company, dated the Closing Date, to the effect set forth in Annex V attached hereto; and

     (e) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

     9. MISCELLANEOUS

     (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

     (b) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

     (c) Headings, etc. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (e) Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyers or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given.

     (f) Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof.

     (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective upon receipt, if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Legal Department (telephone line facsimile transmission number (510) 649-7571), with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attn: Geoffrey E. Liebmann, Esq. (telephone line facsimile transmission number: (212) 269-5420) or, in the case of each of the Buyers, at its address or telephone line facsimile transmission number shown on the signature pages to this Agreement or such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other party in accordance with this provision.

     (h) Assignment. Prior to the Closing Date, none of the parties may assign its rights and obligations under this Agreement. Any transfer of the Shares by the Buyers after the Closing Date shall be made in accordance with Section 5(a). After the Closing Date, each Buyer shall have the right to assign its rights and obligations under this Agreement to Permitted Transferees in connection with any transfer of such Buyer's rights under the Registration Rights Agreement in compliance with the provisions of Section 7(e) of the Registration Rights Agreement by notice of such assignment to the Company.

     (i) Survival of Representations and Warranties. The respective representations, warranties, covenants and agreements of the Buyers and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any Person controlling or advising any of them.

     (j) Entire Agreement. This Agreement and its Schedules and Annexes set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

     (k) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

     (l) Public Statements, Press Releases, Etc. The Company and the Buyers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Buyers and the Company by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

                                 XOMA LTD.



                                 By:
                                       --------------------------------------
                                        Name:      Peter B. Davis
                                        Title:     Vice President, Finance and
                                                   Chief Financial Officer


                                 Date:
                                       ---------------------------------------


                                 By:
                                       ---------------------------------------
                                        Name:
                                        Title:


                                 Date:
                                       ---------------------------------------